Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President,

Investor Relations (818) 223-7548

RYLAND ELECTS ROBERT VAN SCHOONENBERG

AS A NEW MEMBER OF ITS BOARD OF DIRECTORS

CALABASAS, Calif. (Aug. 4, 2009) — The Ryland Group, Inc. (NYSE: RYL) today announced the election of Robert G. van Schoonenberg to its board of directors.

Mr. van Schoonenberg is currently chairman and chief executive officer of BayPoint Capital Partners, LLC, a private equity and advisory firm in Newport Beach, California.  Previously, he was executive vice president, general counsel and secretary of Avery Dennison Corporation, a Los Angeles based NYSE Fortune 500 manufacturer of pressure-sensitive industrial labeling materials, office products and retail tag and branding systems.  Mr. van Schoonenberg currently serves on the board of directors of Guidance Software, Inc., Altair Nanotechnologies, Inc. and Premiere Entertainment, LLC.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 285,000 homes and financed more than 240,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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